EXHIBIT 3.35

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ICG, INC.

FIRST: The name of the corporation (the “Corporation”) is ICG, Inc.

SECOND: The registered office and registered agent of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The principal place of business of the Company will be at such address or such other place as the Board of Directors of the Company (the “Board”) may from time to time determine.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 100. The par value of such shares is $0.01 per share. All such shares are of one class and are Common Stock.

FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

AGREEMENT AND PLAN OF MERGER

(Pursuant to Section 251)

This Agreement and Plan of Merger (the “Agreement”) is made and entered into as of June 28, 2005, by and among Shepherd International Coal Holdings, Ltd., a British Virgin Islands corporation, located at 3600 South Lake Drive, St. Francis, Wisconsin 53235 (the “Parent”), Shepherd International Coal Holdings, Inc., a Delaware corporation located at 3600 South Lake Drive, St. Francis, Wisconsin 53235 (“Shepherd”), and ICG, Inc. (f/k/a International Coal Group, Inc.), a Delaware corporation located at 2000 Ashland Road, Ashland, Kentucky 41101 (“ICG”).

RECITALS

A. The Board of Directors of ICG and the Board of Directors of Shepherd desire to merge Shepherd with and into ICG with ICG as the surviving entity (the “Merger”).

B. The Parent owns all of the capital stock in Shepherd (“Shepherd Stock”).

C. Shepherd owns 6,775,349 shares of the Common Stock of ICG (the “Shepherd Shares”).

NOW THEREFORE, the parties agree as follows:

1. Merger: (a) In accordance with the terms of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Shepherd will be merged with and into ICG. Following the Effective Time, the separate existence of Shepherd will cease and ICG will be the surviving entity (the “Surviving Entity”). The Merger will have the effects set forth in the DGCL.

(b) Following the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Shepherd will be transferred to, vested in and devolve upon the Surviving Entity without further act or deed and all property, rights and every other interest of Shepherd and ICG will be as effectively the property of the Surviving Entity as they were of Shepherd and ICG, respectively.

2. Effective Time: The Merger will become effective upon the filing of the Agreement or a Certificate of Merger referencing the Agreement, executed in accordance with the relevant provisions of the DGCL, together with any required related documents, with the Secretary of State of the State of Delaware (the “Effective Time”).

3. Effect on Equity Interests: As of the Effective Time, by virtue of the Merger:

(a) Effect on Shepherd Stock: The Shepherd Stock owned by the Parent immediately prior to the Effective Time will be converted into the right to receive the Shepherd Shares. After the Effective Time, the Parent will surrender the Shepherd Stock to the Surviving Entity and the Parent will be entitled upon such surrender to receive the Shepherd Shares. Until so surrendered, the outstanding Shepherd Stock may be treated by the Surviving Entity for all corporate purposes as evidencing the ownership of the Shepherd Shares as though said surrender and transfer had taken place.

(b) The stock certificates evidencing Shepherd’s ownership of the Shepherd Shares will be cancelled and new stock certificates evidencing the Parent’s ownership of the Shepherd Shares will be issued by ICG to the Parent upon the occurrence of the Effective Time.

4. Certificate of Incorporation and Bylaws of the Surviving Entity: The certificate of incorporation and bylaws of ICG in effect immediately prior to the Effective Time will be the certificate of incorporation and bylaws of the Surviving Entity, until thereafter amended as provided therein or by applicable law.

5. Directors and Officers of the Surviving Entity: The directors and officers of ICG immediately prior to the Effective Time will be the directors and officers of the Surviving Entity until the earlier of the death, resignation or removal of any such person or until their respective successors are duly appointed.

6. Termination: Notwithstanding anything herein to the contrary, this Agreement and the Merger may be terminated or abandoned by either of ICG or Shepherd at any time prior to the filing of the Agreement with the Secretary of State of the State of Delaware.

7. Assignment: Shepherd hereby assigns to Parent, and Parent hereby assumes, all of Shepherd’s obligations under any agreements or otherwise.

8. Representations and Warranties: The Parent hereby represents and warrants that Shepherd: (i) has no liabilities of any kind or nature whatsoever (whether known or unknown, accrued, absolute, contingent or otherwise); (ii) has never had any assets other than its equity interest in ICG; and (iii) has never engaged in any business or other activities other than the ownership of its equity interest in ICG.

9. Indemnification: Parent hereby agrees to indemnify ICG and each Founding Stockholder of ICG (as defined in the ICG Certificate of Incorporation), each of their affiliates, and each officer, director, manager, employee, agent, successor and assign of each of them against, and shall hold each of them harmless from, any losses, liabilities, claims, damages, expenses or costs arising from the Merger or a breach of Section 8.

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Executed as of the date first written above.

ICG, INC.

By:	/s/ William D. Campbell
Name:
Title:

SHEPHERD INTERNATIONAL COAL HOLDINGS, INC.

By:	/s/ Michael A. Roth
Name:	Michael A. Roth
Title:	Managing Member of Stark
Offshore Management,
LLC, Investment Manager

SHEPHERD INTERNATIONAL COAL HOLDINGS, LTD.

By:	/s/ Michael A. Roth
Name:	Michael A. Roth
Title:	Managing Member of Stark
Offshore Management,
LLC, Investment Manager

The undersigned Assistant Secretary of International Coal Group, Inc. certifies that the foregoing Agreement and Plan of Merger was adopted pursuant to subsection (f) of Section 251 of the Delaware General Corporation Law and that the conditions specified in the first sentence of such subsection have been satisfied.

By:	/s/ William D. Campbell
Name:	William D. Campbell
Title:	Secretary

CERTIFICATE OF MERGER

OF

VÄRDE COAL INC.

INTO

ICG, INC.

(Pursuant to Section 251(c) of the Delaware General Corporation Law (the “DGCL”))

ICG, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name and jurisdiction of each of the constituent entities in the merger is as follows:

Name	Jurisdiction
ICG, Inc.	Delaware
Värde Coal Inc.	Delaware

SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the Corporation, and Värde Coal Inc. (the “Merger Company”).

THIRD: The Corporation will be the surviving entity in the merger and the name of the surviving entity is “ICG, Inc.”

FOURTH: The Certificate of Incorporation of the Corporation will be the Amended and Restated Certificate of Incorporation of the surviving entity.

FIFTH: The Merger Agreement is on file at the principal place of business of the surviving corporation, the address of which is 2000 Ashland Drive, Ashland, KY 41101.

SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any person holding an interest in the Corporation or the Merger Company.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its authorized officer as of May 16, 2005.

ICG, INC.

By:	/s/ William D. Campbell
Name:	William D. Campbell
Title:	Vice President

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL COAL GROUP, INC.

William D. Campbell certifies that he is the Secretary of International Coal Group, Inc., a Delaware corporation (the “Corporation”) and that the Certificate of Incorporation of the Corporation is hereby amended in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and adopted by the Board of Directors of the Corporation, to read as follows in full:

FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article First in its entirety and substituting in lieu thereof a new Article First to read as follows:

“FIRST: The name of the Corporation is ICG, Inc.(the “Company”)”

SECOND: That the Board of Directors of the Corporation approved the foregoing amendments at a meeting held on April 19, 2005 and directed that such amendments be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

THIRD: That the stockholders entitled to vote thereon approved the foregoing amendments by written consent of its majority in accordance with Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ William D. Campbell
William D. Campbell
Secretary

ICG, LLC

2000 Ashland Drive

Ashland, KY 41101

Delaware Secretary of State

401 Federal Street, Suite 4

Dover, DE 19901

To Whom It May Concern:

This is to inform you that ICG, LLC hereby grants permission to ICG, Inc. to use the name ICG, LLC.

ICG, LLC

/s/ Julian Entner
Julian Entner
Authorized Person

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”) is made and entered into as of November 4, 2004, by and among WLR Recovery Fund II, L.P., a Delaware limited partnership located at 101 E. 52nd St., New York, NY 10022 (“Parent”), WLR Coal Holdings, LLC, a Delaware limited liability company located at 101 E. 52nd St., New York, New York 10022 (“WLR”), and International Coal Group, Inc., a Delaware corporation located at 2000 Ashland Road, Ashland, Kentucky 41101 (“ICG”).

RECITALS

D. The Board of Directors of ICG and the sole member of WLR desire to merge WLR with and into ICG with ICG as the surviving entity (the “Merger”).

E. Parent owns all of the membership interest in WLR (“Membership Interest”).

F. WLR owns 10,804,172 shares of the Common Stock of ICG (the “WLR Shares”).

NOW THEREFORE, the parties agree as follows:

1. Merger: (a) In accordance with the terms of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, WLR will be merged with and into ICG. Following the Effective Time, the separate existence of WLR will cease and ICG will be the surviving entity (the “Surviving Entity”). The Merger will have the effects set forth in the DGCL.

(b) Following the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of WLR will be transferred to, vested in and devolve upon the Surviving Entity without further act or deed and all property, rights and every other interest of WLR and ICG will be as effectively the property of the Surviving Entity as they were of WLR and ICG, respectively.

2. Effective Time: The Merger will become effective upon the filing of the Agreement, executed in accordance with the relevant provisions of the DGCL, together with any required related documents, with the Secretary of State of the State of Delaware (the “Effective Time”).

3. Effect on Equity Interests: As of the Effective Time, by virtue of the Merger:

(a) Effect on Membership Interests of WLR: The Membership Interest owned by Parent immediately prior to the Effective Time will be converted into the right to receive the WLR Shares. After the Effective Time, the holder of outstanding Membership Interest will surrender the same to the Surviving Entity and such holder will be entitled upon such surrender to receive the WLR Shares. Until so surrendered, the outstanding Membership Interest may be treated by the Surviving Entity for all corporate purposes as evidencing the ownership of the WLR Shares as though said surrender and transfer had taken place.

(b) The stock certificates evidencing WLR’s ownership of the WLR Shares will be cancelled and new stock certificates evidencing the Parent’s ownership of the WLR shares will be issued by ICG to Parent upon the occurrence of the Effective Time.

4. Certificate of Incorporation and Bylaws of the Surviving Entity: The certificate of incorporation and bylaws of ICG in effect immediately prior to the Effective Time will be the certificate of incorporation and bylaws of the Surviving Entity, until thereafter amended as provided therein or by applicable law.

5. Directors and Officers of the Surviving Entity: The directors and officers of ICG immediately prior to the Effective Time will be the directors and officers of the Surviving Entity until the earlier of the death, resignation or removal of any such person or until their respective successors are duly appointed.

6. Termination: Notwithstanding anything herein to the contrary, this Agreement and the Merger may be terminated or abandoned by either of ICG or WLR at any time prior to the filing of the Agreement with the Secretary of State of the State of Delaware.

7. Assignment: WLR hereby assigns to Parent, and Parent hereby assumes, all of WLR’s obligations under any agreements or otherwise.

8. Representations and Warranties: Parent hereby represents and warrants that WLR: (i) has no liabilities of any kind or nature whatsoever (whether known or unknown, accrued, absolute, contingent or otherwise); (ii) has never had any assets other than its equity interest in ICG; and (iii) has never engaged in any business or other activities other than the ownership of its equity interest in ICG.

9. Indemnification: Parent hereby agrees to indemnify ICG and each Founding Stockholder of ICG (as defined in the ICG Certificate of Incorporation), each of their affiliates, and each officer, director, manager, employee, agent, successor and assign of each of them against, and shall hold each of them harmless from, any losses, liabilities, claims, damages, expenses or costs arising from the Merger or a breach of Section 8.

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Executed as of the date first written above.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Vice President

WLR COAL HOLDINGS, LLC

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Vice President

WLR RECOVERY FUND II, L.P.

By:	/s/ Michael J. Gibbons
Name:	CFO
Title:	WL Ross & Co. LLC
Investment Manager

The undersigned Assistant Secretary of International Coal Group, Inc. certifies that the foregoing Agreement and Plan of Merger was adopted pursuant to subsection (f) of Section 251 of the Delaware General Corporation Law and that the conditions specified in the first sentence of such subsection have been satisfied.

By:	/s/ Wendy L. Teramoto
Name:	Wendy L. Teramoto
Title:	Assistant Secretary